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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ETHAN ALLEN INTERIORS INC.
(Name of Registrant as Specified in its Charter)
ETHAN ALLEN INTERIORS INC.
(Name of Person(s) Filing Proxy Statement)

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    ETHAN ALLEN INTERIORS INC.
    Ethan Allen Drive
    Danbury, Connecticut 06811

             September 24, 2004

    Dear Shareholder:

             You are cordially invited to attend the 2004 Annual Meeting of shareholders of Ethan Allen Interiors Inc. This meeting will be held at the Ethan Allen International Corporate Headquarters, Ethan Allen Drive, Danbury, Connecticut 06811 at 9:00 A.M., local time, on Tuesday, November 16, 2004.

             You will find information about the meeting in the enclosed Notice and Proxy Statement.

             Your vote is very important and we hope you will be able to attend the meeting. To ensure your representation at the meeting, even if you anticipate attending in person, we urge you to mark, sign, date and return the enclosed proxy card. If you attend, you will, of course, be entitled to vote in person.

    Sincerely,

    M. Farooq Kathwari
    Chairman of the Board,
    President and Chief Executive Officer

    ETHAN ALLEN INTERIORS INC.
    Ethan Allen Drive
    Danbury, Connecticut 06811

    NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

    To The Shareholders Of Ethan Allen Interiors Inc.:

             The Annual Meeting of shareholders of Ethan Allen Interiors Inc. will be held at the Ethan Allen International Corporate Headquarters on Tuesday, November 16, 2004 at 9:00 A.M., local time, for the purpose of considering and acting upon the following:

    1.
    The election and ratification of directors; and

    2.
    Such other business as may properly come before the meeting.

    The Board of Directors has fixed September 17, 2004 as the record date for determining shareholders entitled to notice of, and to vote at, the meeting. Whether you plan to attend the meeting in person or not, shareholders are requested to mark, sign, date and return the enclosed proxy card. An envelope is provided requiring no postage for mailing in the United States. You may also vote by telephone or on the Internet (for information and instructions, please see the enclosed proxy card). Your prompt response will be appreciated.

                      By Order of the Board of Directors,
                      Pamela A. Banks
                      Secretary

    September 24, 2004
    Ethan Allen Interiors Inc.
    Ethan Allen Drive
    Danbury, Connecticut 06811

ETHAN ALLEN INTERIORS INC.
Ethan Allen Drive
Danbury, Connecticut 06811

PROXY STATEMENT

        The Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of Ethan Allen Interiors Inc., a Delaware corporation (the "Company"), of proxies for use at the 2004 Annual Meeting of shareholders (the "Annual Meeting") of the Company to be held on Tuesday, November 16, 2004 at the Ethan Allen International Corporate Headquarters, Ethan Allen Drive, Danbury, Connecticut 06811 at 9:00 A.M., local time, or any adjournment thereof. The Proxy Statement and accompanying form of proxy are first being mailed to shareholders on or about September 24, 2004.

VOTING SECURITIES; PROXIES; REQUIRED VOTE

Voting Securities

        The Board of Directors has fixed the close of business on September 17, 2004 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had outstanding 36,100,043 shares of common stock, par value $.01 per share (the "Common Stock"). The holders of Common Stock are entitled to notice of, and to vote at, the Annual Meeting. Holders of Common Stock are entitled to one vote per share.

Proxies

        M. Farooq Kathwari and Horace G. McDonell, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity. Each properly executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no directions are indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. In voting by proxy with regard to the election of directors, shareholders may vote in favor of all nominees, withhold their vote as to all nominees or withhold their vote as to a specific nominee(s). Each shareholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a shareholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

Required Vote

        The holders of at least one-third of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Annual Meeting. At the Annual Meeting, the vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote thereon is required to elect or ratify directors.

        The election inspectors appointed for the meeting will tabulate the votes cast in person or by proxy at the Annual Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter, as to certain shares, those shares will not be considered as present and entitled to vote with respect to that matter.

PROPOSAL 1
ELECTION AND RATIFICATION OF DIRECTORS

        The Board of Directors is presently composed of seven members. The Restated Certificate of Incorporation of the Company divides the Board of Directors into three classes, with one class of directors elected each year for a three-year term. The term of the directors in class II, which is composed of three (3) directors, expires as of the Annual Meeting.

        Clinton A. Clark, Kristin Gamble and Edward H. Meyer are nominated for election at the Annual Meeting, each to serve as a director for a three-year term. If for any reason Mr. Clark, Ms. Gamble or Mr. Meyer become unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies in the enclosed proxy card will have discretionary authority to vote for a substitute nominee(s). It is not anticipated that Mr. Clark, Ms. Gamble or Mr. Meyer will be unavailable for election.

        Richard A. Sandberg was elected by the Board of Directors on November 17, 2003 to fill a vacancy in class III, subject to ratification of such election, by the shareholders, at the Annual Meeting. Mr. Sandberg is submitted for ratification at the Annual Meeting to serve as a director in class III for a term expiring in 2006. If for any reason Mr. Sandberg becomes unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies in the enclosed proxy card will have the discretionary authority to vote for a substitute nominee. It is not anticipated that Mr. Sandberg will be unavailable for ratification.

        The following sets forth information as to Mr. Clark, Ms. Gamble, Mr. Meyer and Mr. Sandberg and each director continuing in office, including his or her age, present principal occupation, other business experience during the last five years, directorships in other publicly held companies, membership on committees of the Board of Directors and period of service as a director of the Company.

Nominees for Election at this Annual Meeting to a Term Expiring in 2007

        Clinton A. Clark, 62, was elected as a director of the Company on June 30, 1989. He is the President and sole shareholder of CAC Investments, Inc. ("CAC") a private investment company he founded in January 1986. Prior to founding CAC, Mr. Clark was Chairman, President and Chief Executive Officer of Long John Silver's Restaurants, Inc. from 1990 through September 1993 and President and Chief Executive Officer of The Children's Place, a retail children's apparel chain he founded in 1968. Mr. Clark is also an investor and director of several private companies. He is Chairman of the Compensation Committee and a member of the Audit Committee.

        Kristin Gamble, 58, was elected as a director of the Company on July 28, 1992. Since 1984, she has been President of Flood, Gamble Associates, Inc., an investment counseling firm. Ms. Gamble was Senior Vice President responsible for equity strategy and economic research with Manufacturers Hanover Trust Company from 1981 to 1984. Prior to that, she held various management positions with Manufacturers Hanover (1977-1981), Foley, Warendorf & Co., a brokerage firm (1976-1977), Rothschild, Inc. (1971-1976) and Merrill, Lynch, Pierce, Fenner & Smith (1968-1971). Since May 1995, she has served as a member of the Board of Trustees of Federal Realty Investment Trust. She is a member of the Compensation Committee and the Nominations/Corporate Governance Committee.

        Edward H. Meyer, 77, was elected as a director of the Company on May 30, 1991. He is President, Chairman of the Board, and Chief Executive Officer of Grey Global Group Inc. ("Grey Global"). Mr. Meyer joined Grey Global in 1956 and in 1964 was appointed Executive Vice President for Account Services. He was thereafter elected President in 1968 and Chief Executive Officer and Chairman in 1970. Grey Global performs advertising services for Ethan Allen. See "Certain Transactions". Mr. Meyer is a director of a number of outside business and financial organizations, including Harman International Industries, Inc.

Nominee for Ratification at this Annual Meeting to a Term Expiring in 2006

        Richard A. Sandberg, 62, was elected as a director of the Company on November 17, 2003. He is Chief Financial Officer of Matritech, Inc., a publicly traded developer and manufacturer of cancer diagnostic test products. In addition, he serves as Chief Strategic Officer of ML Holdings, a private medical information and diagnostic company. Prior to his current positions, Mr. Sandberg held financial and operating positions at Dianon Systems, Inc., a company he founded in 1983, including Chief Executive Office and Chief Financial Officer, and at private healthcare companies engaged in DNA testing and pharmaceutical development. He is a member of the Audit Committee.

Directors Whose Present Term Will Continue Until 2005

        M. Farooq Kathwari, 60, was elected as a director of the Company in 1981, was appointed President and Chief Operating Officer in 1985 and was appointed to the additional position of Chairman and Chief Executive Officer of the Company and Ethan Allen Inc. in September 1988. In 1973, Mr. Kathwari formed a joint venture with Ethan Allen Inc., KEA International, Inc., the objective of which was to develop home furnishings product programs such as lighting, floor coverings, decorative accessories and other related programs. In 1980, Mr. Kathwari joined the Company as a Vice President responsible for merchandising and international operations. He was promoted to Senior Vice President in 1981, to Executive Vice President in 1983, and to President in 1985. From 1968 to 1973 he was Vice President of Rothschild, Inc. Mr. Kathwari is a director of several non-profit organizations, including the American Furniture Manufacturer's Association and the National Retail Federation.

        Horace G. McDonell, 75, was elected as a director of the Company on May 30, 1991. He retired as Chairman and Chief Executive Officer of the Perkin-Elmer Corporation in November 1990. Mr. McDonell served in a number of marketing and executive positions in that company. He was elected President in 1980, Chief Executive Officer in 1984, and Chairman in 1985. He is a past Chairman of the American Electronics Association and a past director of Danbury Health Systems, Hubbell Incorporated, Uniroyal Incorporated, Silicon Valley Group Incorporated and ETEC Incorporated. He is Chairman of the Audit Committee and a member of the Compensation Committee and the Nominations/Corporate Governance Committee.

Director Whose Present Term Will Continue Until 2006

        Frank G. Wisner, 66, was elected as a director of the Company on July 23, 2001. He is Vice Chairman, External Affairs, of American International Group ("AIG"), the leading United States-based mixed financial services and international insurance organization. Mr. Wisner is also on the board of directors of EOG Resources. Prior to joining AIG, he was the United States Ambassador to India from July 1994 through July 1997. He retired from the United States Government with the rank of Career Ambassador, the highest grade in the Foreign Service. Mr. Wisner joined the State Department as a Foreign Service Officer in 1961 and served in a variety of overseas and Washington positions during his 36-year career. Among his other positions, Mr. Wisner served successively as United States Ambassador to Zambia, Egypt and the Philippines. Before being named United States Ambassador to India, his most recent assignment was as Under Secretary of Defense for Policy. Prior to that, he was Under Secretary of State for International Security Affairs. He is Chairman of the Nominations/Corporate Governance Committee.

        The Board of Directors has determined that each of the following directors comprising the six non-management directors meet the criteria for "independent" directors as defined in Section 303A.02 of the listing standards of the New York Stock Exchange ("NYSE Listing Standards"): Clinton A. Clark, Kristin Gamble, Horace G. McDonell, Edward H. Meyer, Richard A. Sandberg and Frank G. Wisner. As noted below, Edward H. Meyer is Chairman and President of Grey Global which performs certain services for the Company but which relationship is not material under Section 303A.02 of the NYSE Listing Standards. In addition, the Board of Directors has determined that this relationship never interfered with

Mr. Meyer's demonstrated independence from management and has therefore concluded that Mr. Meyer is in fact an independent director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OR RATIFICATION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY CARD.

Meetings and Committees of the Board of Directors

        During fiscal year 2004, there were four regularly scheduled meetings of the Board of Directors, the annual meeting of shareholders and two additional meetings where the independent directors met without the presence of management. Each regularly scheduled board meeting allocates time for the independent directors to meet without management. All directors are expected to attend all board meetings, shareholder meetings and committee meetings. All directors, who held office, attended the November 17, 2003 annual meeting. Average attendance at the aggregate number of Board of Directors and committee meetings was 100% in fiscal year 2004 and no director attended fewer than 100% of the aggregate number of meetings of the Board of Directors and committees on which he or she served.

        The Board of Directors has established three standing committees: the Audit Committee; the Compensation Committee; and the Nominations/Corporate Governance Committee. Committee memberships of each nominee and continuing director are set forth below:

        Audit Committee:
                Horace G. McDonell (Chairman)
                Clinton A. Clark
                Richard A. Sandberg

        Compensation Committee:
                Clinton A. Clark (Chairman)
                Kristin Gamble
                Horace G. McDonell (as of April 27, 2004)
                Edward H. Meyer (until April 27, 2004)

        Nominations/Corporate Governance Committee:
                Frank A. Wisner (Chairman)
                Kristin Gamble
                Horace G. McDonell

AUDIT COMMITTEE

        The Audit Committee is principally responsible for ensuring the accuracy and effectiveness of the annual audit of the financial statements as conducted by the Company's internal auditors and independent auditors. The duties of the Committee include, but are not limited to (i) appointing and supervising the Company's independent public accountants; (ii) assessing the organization and scope of the Company's internal audit function; (iii) reviewing the scope of audits to be conducted, as well as the results thereof; (iv) approving audit and non-audit services provided to the Company by the independent auditors; and (v) overseeing the Company's financial reporting activities, including the accounting standards and principles applied.

        In accordance with Securities and Exchange Commission ("SEC") regulations, the Audit Committee has approved an Audit Committee Charter, describing the responsibilities of the Audit Committee, a copy of which can be found on the Company's website at www.ethenallen.com/governance. Each member of the Audit Committee is independent, as defined in Sections 303.01(B)(2)(a) and (3) of the NYSE Listing Standards, Item 7(d)(3) of Schedule 14A and is an "audit committee financial expert" as defined under 401 of Regulation S-K of the Securities Exchange Act of 1934.

Report of the Audit Committee of the Board of Directors

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed, with management, the audited financial statements in the annual report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures contained in the financial statements.

        The Audit Committee reviewed with KPMG LLP ("KPMG"), the Company's independent auditors who are responsible for expressing an opinion on conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles. The Audit Committee also reviewed such other matters as are required to be discussed under auditing standards of the Public Company Accounting Oversight Board (United States). In addition, the Audit Committee has received from KPMG the written disclosures required by Independence Standards Board Standard No. 1 and has discussed with KPMG the auditors' independence from management and the Company.

        The Audit Committee discussed with the Company's internal auditors and KPMG the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations, their evaluations of the Company's system of internal control and the overall quality of the Company's financial reporting. The Audit Committee held seven meetings during fiscal year 2004, which included, but were not limited to, the review of the quarterly 10-Q filings and annual 10-K filing.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2004 for filing with the SEC.

Audit and Non-Audit Engagement Pre-Approval Policy

        To help assure the independence of the Company's independent auditors, the Audit Committee has established a policy whereby all audit and non-audit engagements proposed to be performed by the independent auditor must be approved in advance by the Committee or its Chairman. For fiscal year 2004, less than 1% of the Audit-Related Fees, Tax Fees and All Other Fees disclosed below were approved pursuant to the de minimus exception set forth in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Fees Paid to Independent Auditors

        KPMG served as the Company's independent auditors for the fiscal year ended June 30, 2004 and has been selected, subject to final agreement as to the specific terms of the engagement, to serve in such capacity for the fiscal year ending June 30, 2005. Representatives of KPMG will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire. They will also be available to respond to appropriate questions. The following table represents a summary of professional fees billed by

KPMG for services rendered in connection with (i) the annual audit of the Company's financial statements for the fiscal years ended June 30, 2004 and June 30, 2003; and (ii) other matters.

	2004	2003
Audit Fees(1)	$512,000	$411,400
Audit-Related Fees(2)	237,531	20,000
Tax Fees(3)	63,000	46,757
All Other Fees	—	—

Total Fees	$812,531	$478,157

(1)
Audit fees consist of fees incurred in connection with the audit of the Company's annual financial statements, reviews of the financial statements included in the Company's quarterly report on Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)
Audit-related fees consist of fees incurred in connection with (i) the annual audit of the Ethan Allen Retirement Savings Plan and (ii) scoping and documentation assistance provided in connection with management's efforts to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002.

(3)
Tax fees consist of fees incurred in connection with tax compliance and tax planning services.

        There were no fees incurred related to financial information system design and implementation. The Audit Committee has determined that the provision of tax and other services by the independent auditors is compatible with maintaining their independence.

HORACE G. McDONELL, CHAIRMAN CLINTON A. CLARK RICHARD A. SANDBERG

COMPENSATION COMMITTEE

        The duties of the Compensation Committee include, but are not limited to (i) reviewing and making determinations with regard to the employment arrangements, and compensation for the Chief Executive Officer, President and Chief Financial Officer or Treasurer; and (ii) considering and either accepting, modifying or rejecting the Chief Executive Officer's recommendations as to incentive compensation for executives and employees. No member of the Compensation Committee was an officer or employee of the Company or of Ethan Allen Inc. during the fiscal year ended June 30, 2004.

Report of the Compensation Committee of the Board of Directors

        The Compensation Committee reviews and approves the remuneration arrangements for the officers and directors of the Company, and reviews and recommends new executive compensation or stock plans in which the officers and/or directors are eligible to participate, including the granting of stock options and restricted stock awards. The Compensation Committee held two meetings during fiscal year 2004.

General Policies Regarding Compensation of Officers

        The Compensation Committee's goals in establishing compensation levels and administering officer compensation plans are (1) to attract and retain high quality managerial and executive talent, (2) to reward executives for superior performance and (3) to structure appropriate incentives for executives to produce sustained superior performance in the future. The Company's compensation structure consists of base salary and discretionary annual cash bonuses, stock options and restricted stock awards. Generally, in formulating the compensation arrangements for officers, other than the Chief Executive Officer, the

Compensation Committee solicits recommendations from its Chief Executive Officer relating to discretionary cash bonuses and stock options, which it considers, and either accepts, modifies or rejects.

Salary

        The Compensation Committee assesses base salaries of the Chief Executive Officer and Chief Financial Officer or Treasurer at levels that reflect the Compensation Committee's subjective assessment of prevailing salary levels among the companies with which it believes the Company competes for executive talent, as well as companies in the Company's industry, in general.

Bonuses

        For fiscal year 2004, the Company's Compensation Committee maintained a cash bonus program (the "Bonus Program") for managerial employees of the Company. The Bonus Program had two components: (i) an aggregate of $2,187,500 in cash to be distributed to managerial employees, other than Mr. Kathwari, in amounts recommended by Mr. Kathwari; and (ii) as to Mr. Kathwari, an amount determined in accordance with the Employment Agreement (defined below). In light of the Company's performance for fiscal year 2004 and in accordance with the bonus formula in the Employment Agreement, the Committee approved a bonus of $1,073,000 for Mr. Kathwari.

Stock Options and Restricted Stock Awards

        Stock options granted at 100% of the Company's Common Stock market value on the date of grant are currently the Company's primary long term compensation vehicle. The Compensation Committee believes that stock options align the interests of management with those of the Company's shareholders, providing appropriate incentive to motivate executives, thereby increasing shareholder return.

        In determining the size of individual option grants and restricted stock awards, the Compensation Committee considers the aggregate number of shares available, which is, in turn, a function of: (i) the level of shareholders' dilution; (ii) the number of shares previously authorized by shareholders and remaining available for grants of options and awards; and (iii) the number of individuals to whom it wishes to award stock options and restricted stock. The Compensation Committee also considers the range of potential compensation levels that may be yielded by the options. Furthermore, the Compensation Committee considers the size of option grants awarded by those companies with which it believes the Company competes for executives, especially within the home furnishings industry. The Compensation Committee reserves the discretion to consider any factors it considers relevant, and to give all factors considered the relative weight it considers appropriate under the circumstances, then prevailing, in reaching its determination regarding the size and timing of option grants and restricted stock awards.

Compensation for the Chief Executive Officer

        As of July 1, 2002, Mr. Kathwari and the Company entered into a new employment agreement (the "Employment Agreement"). Pursuant to the Employment Agreement, the Company has agreed to continue to employ Mr. Kathwari as Chairman, President and Chief Executive Officer of the Company and Ethan Allen Inc. for a period of five years commencing July 1, 2002, with two automatic one-year extensions commencing on each of July 1, 2007, and July 1, 2008 (each, an "Anniversary Date"), unless notice is given by either Mr. Kathwari or the Company not later than 12 months prior to an Anniversary Date. Pursuant to the terms of the Employment Agreement, Mr. Kathwari will receive a base salary of $850,000 per year, subject to an annual increase upon the review and recommendation of the Compensation Committee, with automatic annual cost-of-living increases.

        Pursuant to the terms of the Employment Agreement, Mr. Kathwari is entitled to an annual incentive bonus based upon the Company's Operating Income (as described in the Employment Agreement). If the Company's Operating Income for the fiscal year ended June 30, 2004, is $88 million (the "Threshold") or less, he will receive no incentive bonus. If the Company's Operating Income for the fiscal year ended June 30, 2004, exceeds the Threshold, his incentive bonus will be equal to 2% of the amount by which Operating Income exceeds the Threshold after giving effect to certain other adjustments as stipulated in the Employment Agreement. The Threshold will be increased by 10% each fiscal year. In addition, in the event the Company consummates a major acquisition, the Company and Mr. Kathwari have agreed that they will negotiate in good faith for an appropriate revision to the Threshold in order to properly implement its purposes.

        Pursuant to the Employment Agreement, Mr. Kathwari was granted (i) as of August 1, 2002, ten-year stock options to purchase 600,000 shares of Common Stock, at an exercise price of $31.02 per share (the price of a share of Common Stock on the New York Stock Exchange as of such date), which vest at a rate of 200,000 each year following the date of grant, up to and including August 1, 2005, (ii) as of August 1, 2003, ten-year stock options to purchase 400,000 shares of Common Stock, at an exercise price of $35.53 per share (the price of a share of Common Stock on the New York Stock Exchange as of such date), which vest at a rate of 200,000 each year following the date of grant, up to and including August 1, 2005, and (iii) as of August 1, 2004, ten-year stock options to purchase 200,000 shares of Common Stock, at an exercise price of $37.15 per share (the price of a share of Common Stock on the New York Stock Exchange as of close of business on July 30, 2004, the date the Common Stock was last reported as August 1, 2004 was a Sunday), which vest on August 1, 2005. All options were granted pursuant to the 1992 Stock Option Plan. All options will become fully vested upon the occurrence of a Change in Control of the Company (as defined in the Employment Agreement) or in the event that Mr. Kathwari's employment is terminated by the Company without "cause" or by Mr. Kathwari "for good reason."

        Pursuant to the Employment Agreement, Mr. Kathwari received on July 1, 2002, July 1, 2003 and July 1, 2004, 10,500 shares of restricted stock. The shares of restricted stock vest on the third anniversary of the grant date in accordance with a tiered vesting schedule tied to the Company's total return to its shareholders as compared to the total return to holders of common stock of the companies which comprise the Standard & Poor's 500. Any shares which do not vest will be forfeited. As of each dividend record date for the Common Stock occurring on or after the date of any grant of shares of restricted stock, but prior to the date such shares become vested or are forfeited, an account established by the Company for the benefit of Mr. Kathwari shall be credited with the amount of dividends which would otherwise have been paid with respect to such shares. Amounts credited to the account shall be credited with interest at the rate of 5% per year until distribution. Mr. Kathwari shall be fully vested in all amounts credited to the account, regardless of the subsequent vesting or forfeiture of the shares. The balance credited to Mr. Kathwari's account shall be distributed to him in cash as soon as practicable after the termination of his employment. All shares of restricted stock will become fully vested upon the occurrence of a Change in Control of the Company or in the event that Mr. Kathwari's employment is terminated by the Company without "cause" or by Mr. Kathwari "for good reason."

        Under his prior employment agreement, the Company established a book account for Mr. Kathwari, which has been credited with 126,000 Stock Units (the "Stock Units"). Following the termination of Mr. Kathwari's employment, Mr. Kathwari will receive shares of Common Stock equal to the number of Stock Units credited to the account. During the period in which Stock Units were credited to the account, Mr. Kathwari received dividend equivalent payments in cash equal to the dividends payable on the shares of Common Stock represented by the Stock Units.

        In the event Mr. Kathwari's employment with the Company is terminated by reason of death or disability, he (or his estate) will receive his base salary plus his bonus through the end of the year, along with any deferred compensation, unreimbursed expenses, insurance proceeds and other payments in accordance with Company practices. If Mr. Kathwari's employment is terminated by the Company without "cause" or by Mr. Kathwari "for good reason", he will receive his base salary through the end of the term of the Employment Agreement and a payment equal to the lesser of $1 million or the bonus payments for two years calculated by reference to the highest bonus previously paid to him, and he will be entitled to settlement of the stock options, which are exercisable within three years after termination. If Mr. Kathwari's employment is terminated by the Company for "cause" or voluntarily by Mr. Kathwari, he will receive his base salary and bonus prorated through the date of termination, along with any deferred compensation, unreimbursed expenses or any other payment in accordance with Company practices. In connection with each of the foregoing termination payments, Mr. Kathwari will be reimbursed for certain excise and other taxes he is required to pay in respect of such payments.

        For fiscal year 2004, Mr. Kathwari received $873,800 in base salary, which represented a $23,800 increase from the prior fiscal year and was consistent with the terms of the Employment Agreement. Mr. Kathwari also received an annual incentive bonus for fiscal year 2004 of $1,073,000 and dividend income of $428,400 from the Stock Units. The payment of the incentive bonus and the dividend income were in accordance with the recommendation and action of the Compensation Committee and the terms of the Employment Agreement. For fiscal year 2003, Mr. Kathwari received $850,000 in base salary, which represented a $79,441 increase from the prior fiscal year and was consistent with the terms of the Employment Agreement. Mr. Kathwari also received an annual incentive bonus for fiscal year 2003 of $1,100,000 and dividend income of $31,500 from the Stock Units. The payment of the incentive bonus and the dividend income were in accordance with the recommendation and action of the Compensation Committee and the terms of the Employment Agreement. For fiscal year 2002, Mr. Kathwari received $770,559 in base salary, which represented a $22,779 increase from the prior fiscal year. Mr. Kathwari also received an annual incentive bonus for fiscal year 2002 of $1,575,000 and dividend income of $18,900 from the Stock Units. The payment of the incentive bonus and the dividend income were in accordance with the recommendation and action of the Compensation Committee and the terms of the prior employment agreement.

        To assist in developing the terms of the Employment Agreement, the Compensation Committee retained an independent compensation consultant, and met with such consultant over a period of six months. In determining the level of compensation appropriate for Mr. Kathwari, the Compensation Committee reviewed employment contracts of chief executive officers in companies in the home furnishings industry of a size and complexity comparable to the Company. In addition, the Compensation Committee and Mr. Kathwari agreed to include a substantial incentive component in the Employment Agreement. As a result, the large part of Mr. Kathwari's potential compensation is in the form of stock options, restricted stock awards, and a bonus based on the Company's performance.

Tax Policy

        Section 162(m) of the Internal Revenue Code (the "Code") limits deductibility of annual compensation in excess of $1 million paid to the Company's Chief Executive Officer and any of the four other highest paid officers. However, compensation is exempt from this limit if it qualifies as "performance based compensation." In 2001, the Company submitted an amendment to the 1992 Stock Option Plan to shareholders, to allow awards thereunder to qualify under the "performance-based compensation" requirements. The Company has also submitted the incentive performance bonus provisions of the Employment Agreement to its shareholders to allow the bonus to comply with the "performance-based compensation" requirements, which was approved and ratified by the shareholders.

        Although the Compensation Committee will continue to consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since Company objectives may not always be consistent with the requirements for full deductibility, the Company may enter into compensation arrangements under which payments are not deductible under Section 162(m).

Conclusion

        The Compensation Committee believes that long-term shareholder value is enhanced by corporate and individual performance achievements. Through the plans described above, a significant portion of the Company's executive compensation is based on corporate and individual performance, as well as competitive pay practices. The Compensation Committee believes equity compensation, in the form of stock options, restricted stock, and stock units is vital to the long-term success of the Company. The Compensation Committee remains committed to this policy, recognizing that the competitive market for talented executives and the cyclical nature of the Company's business may result in highly variable compensation for a particular time period.

CLINTON A. CLARK, CHAIRMAN KRISTIN GAMBLE HORACE G. McDONELL

NOMINATIONS/CORPORATE GOVERNANCE COMMITTEE

        The duties of the Nominations/Corporate Governance Committee include, but are not limited to the duty to (i) develop qualification criteria for board members and nominate or recommend to the Board of Directors individuals to serve on the Board of Directors; (ii) review and monitor the Company's corporate governance policies and guidelines, including the Company's trading policy for its directors and executive officers; and (iii) make an annual assessment of the Board's performance and report to the Board of Directors. The Nominations/Corporate Governance Committee follows the procedure concerning nominations or consideration of director candidates recommended by shareholders set forth in the Company's Amended and Restated By-Laws ("By-Laws"). The By-Laws of the Company permits shareholders as of the Record Date to nominate director candidates at the annual meeting, subject to certain notification requirements. (See "Shareholders Proposals and Nominations of Directors" under Other Matters on page 17 herein for information on how to propose/nominate a candidate.) The Committee believes that as a result of the provisions in the By-Laws, any separate policy by the Committee would be duplicative. Each Member of the Nominations/Corporate Governance Committee is independent as defined in Section 303A.02 of the NYSE Listing Standards. The Nominations/Corporate Governance Committee held two meetings during fiscal year 2004.

        The Nominations/Corporate Governance Committee seeks candidates who demonstrate a willingness and ability to prepare for, attend and participate in all board and committee meetings and whose experience and skill would complement the then existing mix of directors. The Committee gathers suggestions as to individuals who may be available to meet the Board's future needs from a variety of sources, such as past and present directors, shareholders, colleagues and other parties with which we have business dealings, and undertakes a preliminary review of the individuals suggested. At such times as the Committee determines that a relatively near term need exists and the Committee believes that an individual's qualities and skills would complement the then existing mix of directors, the Committee will contact the individual. Based on the Committee's evaluation of potential nominees and the Company's needs, the Committee determines whether to nominate the individual for election as a director. While the Committee has not, in the past, engaged any third party firm or consultant to identify or evaluate nominees, the Committee, in accordance with its charter, may do so in the future. There are no differences in the manner in which the Committee evaluates nominees for directors recommended by a shareholder.

Director Compensation

        For fiscal year 2004, all independent directors (defined in NYSE Listing Standards) received $16,000 per annum and $2,500 per meeting of the Board of Directors attended in person ($500 per meeting attended by telephone). Each Chairman of a committee who is an independent director received an additional $6,000 per annum. Each independent director received $1,000 for each committee meeting of the Board of Directors attended in person ($500 per meeting attended by telephone) held on a date on which a meeting of the Board of Directors was not held. In addition, independent directors are eligible for awards of options and stock appreciation rights under the Company's 1992 Stock Option Plan. Pursuant to the 1992 Stock Option Plan, 3,000 options were awarded in fiscal year 2004 to each independent director. Employee directors do not receive additional compensation for serving on the Board of Directors.

Shareholder Communication with Directors

        Shareholders may communicate with the full board or individual directors by sending communications to the Office of the Secretary, Ethan Allen Interiors Inc., Ethan Allen Drive, Danbury, Connecticut 06811.

Certain Transactions

        Mr. Meyer is Chairman and President of Grey Global, whose fee for the performance of advertising services for Ethan Allen during fiscal year 2004 was approximately $831,000.

        The Company is party to indemnification agreements with each of the members of the Board of Directors pursuant to which the Company has agreed to indemnify and hold harmless each director from liabilities incurred as a result of such director's status as a director of the Company, subject to certain limitations.

Compensation Committee Interlocks and Insider Participation

        No executive officer of the Company or Ethan Allen Inc. served as a director of or on the Compensation Committee (or equivalent) of another entity except as otherwise disclosed herein.

Executive Officers

        Set forth below is a description of the business experience of each executive officer, other than Mr. Kathwari, of the Company:

        Edward Teplitz, 43, has served as Vice President and General Manager, Retail Division since May 2003. He is responsible for oversight and operation of the Company's retail division. Mr. Teplitz joined the Company in 2001 as Vice President, Finance, later becoming Chief Financial Officer. Prior to joining the Company he was an Ethan Allen licensee in Pittsburgh, Pennsylvania and Cleveland, Ohio. Prior to that, Mr. Teplitz worked in the corporate finance department of E.F. Hutton & Company and FLIC (USA), Inc. Mr. Teplitz holds an MBA in Finance from Columbia Business School and a B.S. in Accounting from Wharton School of Finance.

        Craig W. Stout, 54, has served as Vice President, Design and Product Development since August 1995. He is responsible for the design and development of products sold by the Company. Mr. Stout joined the Company in 1972 and has held various marketing, merchandising and product development positions.

        Nora Murphy, 45, has served as Vice President, Style, since October 2001 and is responsible for coordinating the style, presentation and design of products sold by the Company. Prior to joining the Company, Ms. Murphy owned an interior design firm which performed consulting services on behalf of the Company.

        Donald Garrett, 51, has served as Vice President and General Manager, Case Goods Division since December 2002. He is responsible for oversight of domestic manufacture of Case Goods furniture. Mr. Garrett joined the Company in 1975 at the Company's Andover Division, and has held various manufacturing positions in the Northeast and Southeast Regions.

Security Ownership of Common Stock of Certain Owners and Management

        The following table sets forth, as of September 15, 2004, except as otherwise noted, information with respect to beneficial ownership of the Common Stock in respect of (i) each director and executive officer of the Company named in the table below under "Executive Compensation-Summary Compensation Table", (ii) all directors and executive officers of the Company as a group and (iii) based on information available to the Company and a review of statements filed with the SEC pursuant to Section 13(d) and 13(g) of the Securities Act of 1934, as amended (the "Exchange Act"), each person or entity that beneficially owned (directly or together with affiliates) more than 5% of the Common Stock. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Common Stock Percentage Ownership(1)
Directors and Executive Officers:
M. Farooq Kathwari (2)	4,800,475	12.33%
Edward H. Meyer (3)	80,360	*
Horace G. McDonell (4)	55,500	*
Kristin Gamble (5)	32,500	*
Craig W. Stout (6)	15,757	*
Donald Garrett (7)	13,598	*
Clinton A. Clark (8)	16,198	*
Edward Teplitz (9)	7,000	*
Frank G. Wisner (10)	6,600	*
Nora Murphy (11)	1,375	*
Richard A. Sandberg	0	*
All executive officers and directors as a group(2)(3)(4)(5)(6)(7)(8)(9)(10)(11)	5,029,363	12.88%
Other Principal Shareholders:
Ruane, Cunniff & Co., Inc.(12)	5,384,822	14.92%
Select Equity Group, Inc.(13)	3,364,660	9.32%

*
Indicates beneficial ownership of less than 1% of shares of Common Stock.

(1)
Information presented herein reflects beneficial share ownership and includes stock based compensation awards and outstanding options granted under the 1992 Stock Option Plan (the "Stock Options"), which are currently exercisable or will become exercisable within sixty (60) days.

(2)
Includes (a) 1,975,382 shares owned directly by Mr. Kathwari (including 31,500 restricted shares); (b) options to purchase 2,820,050 shares of Common Stock; and (c) 5,043 shares held directly by Mr. Kathwari in the Ethan Allen Retirement Savings Plan. Mr. Kathwari's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(3)
Includes (a) 59,360 shares owned directly by Mr. Meyer; and (b) options to purchase 21,000 shares of Common Stock. Mr. Meyer's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(4)
Includes (a) 30,000 shares owned directly by Mr. McDonell; and (b) options to purchase 25,500 shares of Common Stock. Mr. McDonell's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(5)
Includes (a) 7,000 shares owned directly by Ms. Gamble; and (b) options to purchase 25,500 shares of Common Stock. Ms. Gamble's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(6)
Includes (a) options to purchase 15,175 shares of Common Stock; and (b) 582 shares held directly by Mr. Stout in the Ethan Allen Retirement Savings Plan. Mr. Stout's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(7)
Includes (a) options to purchase 12,800 shares of Common Stock; and (b) 798 shares held directly by Mr. Garrett in the Ethan Allen Retirement Savings Plan. Mr. Garrett's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(8)
Includes (a) 13,198 shares owned directly by Mr. Clark; and (b) options to purchase 3,000 shares of Common Stock. Mr. Clark's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(9)
Includes options to purchase 7,000 shares of Common Stock. Mr. Teplitz's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(10)
Includes (a) 100 shares owned directly by Mr. Wisner; and (b) options to purchase 6,500 shares of Common Stock. Mr. Wisner's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(11)
Includes options to purchase 1,375 shares of Common Stock. Ms. Murphy's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(12)
Ruane, Cunniff & Co., Inc. ("RCC"), a broker/dealer registered under the Exchange Act and an investment advisor registered under the Investment Advisors Act of 1940, beneficially owned 5,384,822 shares of Common Stock as per their Form 13-F filing with the SEC on August 13, 2004. The address of RCC is 767 Fifth Avenue, New York, New York 10153.

(13)
Select Equity Group, Inc. ("Select") an investment advisor registered under the Investment Advisors Act of 1940 and a parent holding company in accordance with Section 13d-1(b)(11)(G) of the Exchange Act, beneficially owned 3,364,660 shares of Common Stock as per their Form 13-F filing with the SEC on August 16, 2004. The address of Select is 380 Lafayette Street, 6th Floor, New York, New York 10003.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth, as to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer, information concerning all compensation paid or accrued for services rendered in all capacities to the Company during the fiscal years ended June 30, 2004, 2003 and 2002. For a description of the terms of employment agreements, option and restricted stock grants for the listed officers, see pages 6 through 10.

Long Term Compensation Awards
Annual Compensation
Name and Principal Position				Restricted Stock Awards(2)	Securities Underlying Options Granted	All Other Compensation(1)
	Year	Salary	Bonus
M. Farooq Kathwari Chairman of the Board, President and Chief Executive Officer	2004 2003 2002	$873,800 850,000 770,559	$1,073,000 1,100,000 1,575,000	$366,555 367,815 —	400,000 600,000 —	$429,400 32,500 19,900
Edward Teplitz Vice President and General Manager, Retail Division	2004 2003 2002	225,000 197,116 144,711	135,000 125,000 100,000	— — —	4,000 7,000 7,000	1,000 1,000 —
Craig W. Stout Vice President, Design and Product Development	2004 2003 2002	186,250 185,000 185,000	55,000 80,000 85,000	— — —	1,500 1,500 1,500	1,000 1,000 1,000
Nora Murphy Vice President, Style	2004 2003 2002	163,000 157,308 112,500	70,000 70,000 60,000	— — —	2,500 2,000 3,500	1,000 — —
Donald Garrett Vice President and General Manager, Case Goods Division	2004 2003 2002	166,346 137,313 106,348	60,000 52,000 55,000	— — —	1,500 2,000 3,000	1,000 1,000 1,000

(1)
Includes contributions by the Company of $1,000 each pursuant to the Ethan Allen Retirement Savings Plan for fiscal years 2004, 2003, and 2002. In addition, Mr. Kathwari's compensation for fiscal year 2004 includes $428,400 from dividends on Stock Units.

(2)
Restricted shares granted to Mr. Kathwari were valued at the closing price of Common Stock on the grant date.

Stock Option Grants During Fiscal Year 2004

        The following table sets forth information concerning grants of options to the named executive officers during the fiscal year ended June 30, 2004.

	Individuals Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Shares Underlying Options Awarded	% of Total Options Awarded to Employees in Fiscal Year
Securities Awarded to			Exercise or Base Price Per Share	Expiration Date(2)
					5%	10%
M. Farooq Kathwari	400,000	84.4%	$35.53	8/1/13	8,936,000	22,652,000
Edward Teplitz	4,000	*	41.35	3/25/14	104,000	263,600
Craig W. Stout	1,500	*	41.35	3/25/14	39,000	98,850
Nora Murphy	2,500	*	41.35	3/25/14	65,000	164,750
Donald Garrett	1,500	*	41.35	3/25/14	39,000	98,850

*
indicates less than 1%

(1)
All Stock options reported in this table were granted pursuant to the 1992 Stock Option Plan—see "Employee Stock Plans".

(2)
Expires the earlier of the date indicated or 90 days after the participants' employment with the Company is terminated for any reason.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information concerning the number and value of any unexercised Stock Options outstanding as of the end of fiscal year 2004 (assuming a stock price of $35.91 per share at June 30, 2004), held by the named executive officers.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Stock Options at June 30, 2004	Value of Unexercised In-the-Money Stock Options at June 30, 2004
M. Farooq Kathwari
Exercisable	180,000	$6,289,200	$2,420,050	$39,628,595
Unexercisable	—	—	800,000	2,108,000
Edward Teplitz
Exercisable	—	—	5,250	34,510
Unexercisable	—	—	12,750	56,770
Craig W. Stout
Exercisable	4,500	164,250	15,175	221,233
Unexercisable	—	—	3,375	7,155
Nora Murphy
Exercisable	875	6,168	1,375	3,180
Unexercisable	—	—	5,750	9,540
Donald Garrett
Exercisable	2,500	78,495	12,800	164,133
Unexercisable	—	—	4,500	9,540

Employee Stock Plans

        The Company has issued options to purchase shares of Common Stock pursuant to the 1992 Stock Option Plan. See Note 11 to "Notes to Consolidated Financial Statements" in the Company's Annual Report as of June 30, 2004 filed on Form 10-K. The Company has registered shares of Common Stock issuable upon exercise of such options.

The Ethan Allen Retirement Savings Plan

        The Company established the Ethan Allen Profit Sharing and 401(k) Retirement Plan (the "Plan"), now known as the Ethan Allen Retirement Savings Plan, effective July 1, 1994 as a result of the merger of the Profit Sharing and 401(k) Plans. The Plan covers all employees who have completed at least three months of service.

        The 401(k) aspect of the Plan allows participants to defer up to 100% of their compensation, subject to certain statutory limitations. The Company may, at its discretion, fully match the first $500 of a participant's before tax contribution and one-half of the next $1,000 of a participant's before tax contribution, up to a maximum of $1,000 each year. Except as otherwise noted in the Summary Compensation Table, during each of the fiscal years 2004, 2003, and 2002, the Company made a contribution of $1,000 to the 401(k) aspect of the Plan for each of the above named executive officers. Participant contributions and employer 401(k) contributions are immediately and fully vested.

        The Profit Sharing portion of the Plan is a defined contribution plan. Contributions to the Plan can only be made by the Company and are at the discretion of the Company. Contributions are allocated among all members in the same ratio as their covered remuneration bears to that of all members.

        The Plan is the primary vehicle for providing retirement income to Company employees.

        The Plan is administered by Ethan Allen Inc. with J.P. Morgan as Investment Manager and Record Keeper. Investments offered include a stable asset fund, seven mutual funds, three strategic allocation funds, employer common stock, a bond fund and a personal choice option. The investments are employee directed and qualify under Section 404c of the Code.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, some over 10% owners of our common shares, and some persons who formerly were directors, executive officers, or over 10% owners, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange and furnish us with a copy of each report filed. Based solely on our review of copies of the reports by some of those persons and written representation from others that no reports were required, we believe that during fiscal year 2004 all Section 16(a) filing requirements were complied with in a timely fashion except that Mr. Kathwari and Mr. Wisner each filed one late report.

Comparative Company Performance

        The following line graph compares cumulative total shareholder return for the Company with a performance indicator of the overall stock market, the Standard & Poor's 500 Index, and an industry index, the Peer Issuer Group Index, assuming $100 was invested on June 30, 1999.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ETHAN ALLEN INTERIORS INC., THE S&P 500 INDEX AND A PEER GROUP

    * $100 invested on 6/30/99 in stock or index—including reinvestment of dividends. Fiscal year ending June 30.

    Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
     www.researchdatagroup.com/S&P.htm

(1)
Standard & Poor's 500 Index
(2)
Peer Issuer Group which includes Bassett Furniture Industries, Inc., Bush Industries, Inc., Chromcraft Revington, Inc., Flexsteel Industries, Inc., Furniture Brands International, Inc., Haverty Furniture Companies, Inc., La-Z Boy Inc., Legett & Platt, Inc., and Pier 1 Imports Inc.

        The returns of each company have been weighted according to each company's market capitalization.

OTHER MATTERS

Proxy Solicitation Expense

        The expense of the proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, solicitation also may be made by telephone, telegraph or personal interview by directors, officers and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company has engaged Morrow & Company, a professional proxy solicitation firm, to provide customary solicitation services for a fee $4,000 plus expenses. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on in the Annual Meeting. The Company will, upon request, reimburse brokers, banks and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

Shareholder Proposals and Nominations of Directors

        Nominations of persons for election to the Board of Directors along with shareholder proposals may be made at any annual meeting of shareholders by any shareholder of the Company (i) who is a shareholder of record on the date of the giving of the notice and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures.

        For the nomination or proposal to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company.

        To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholders in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

Nominations:

        To be in proper written form, a shareholder's notice to the Secretary must set forth: (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, as amended, and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder; (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder; (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their name) pursuant to which the nomination(s) are to be made by such shareholder; (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings or solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

Proposals:

        To be in proper written form, a shareholder's notice to the Secretary must describe the proposal in sufficient detail for the proposal to be summarized on the agenda for the 2005 Annual Meeting of Shareholders and must set forth: (i) the name and address, as it appears on the books of the Company, of the shareholder who intends to make the proposal; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to present such proposal; and (iii) the class or series and number of shares of capital stock of the Company which are beneficially owned by the shareholder. In addition the notice must set forth the reasons for conducting such proposed business at the 2005 Annual Meeting of Shareholders and any material interest of the shareholder in such business. The presiding officer of the 2005 Annual Meeting of Shareholders will, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the 2005 Annual Meeting of Shareholders will not be considered.

        Any proposal(s) or nomination(s) to be submitted that do not comply with Rule 14a-8 promulgated under the Exchange Act may be omitted. Any shareholder proposal or nominations for the 2005 Annual Meeting of Shareholders submitted outside the submission date will be deemed untimely for purposes of Rule 14a-4(c)(i). Proxies for that meeting may confer discretionary authority to vote on untimely proposals without express direction from the shareholders giving the proxies.

        We will send you a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2004 without charge if you send a written request to Office of the Secretary, Ethan Allen Interiors Inc., Ethan Allen Drive, Danbury, CT 06811. You can also obtain copies of our Form 10-K and any other reports we file with the SEC through the SEC's website at www.sec.gov or on our website at www.ethanallen.com/investors. You can also obtain copies of the Company's corporate governance guidelines, or its code of conduct and any waivers thereof along with any of our committee charters, on our website at www.ethanallen.com/governance. These documents are also available in print without charge to any shareholder upon written request to the Office of the Secretary.

Other Business

        The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those enumerated in the Company's Notice enclosed herewith. If any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matters will require for its approval the affirmative vote of the majority in interest of the shareholders present in person or by proxy at the Annual Meeting where a quorum is present, or such greater vote as may be required by the Company's Restated Certificate of Incorporation, the Company's Amended and Restated By-Laws or the General Corporation Law of the State of Delaware.

                      By Order of the Board of Directors,
                      Pamela A. Banks
                      Secretary

Ethan Allen Interiors Inc.
Ethan Allen Drive
Danbury, Connecticut 06811
September 24, 2004

        Each shareholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE and RETURN THE ENCLOSED PROXY CARD in the accompanying envelope as promptly as possible. A shareholder may revoke his or her proxy at any time prior to voting.

P R O X Y

ETHAN ALLEN INTERIORS INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS—NOVEMBER 16, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned shareholder of Ethan Allen Interiors Inc., a Delaware corporation (the "Company") hereby appoints M. Farooq Kathwari and Horace G. McDonell as proxies for the undersigned, and each of them, with full power of substitution in each of them, to attend the annual meeting of shareholders to be held at the Ethan Allen Interiors Inc. International Corporate Headquarters at Ethan Allen Drive, Danbury, CT., 06811 on Tuesday, November 16, 2004, at 9:00 a.m., local time, or any adjournment or postponement thereof to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" EACH OF THE OTHER PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

FOLD AND DETACH HERE

Please mark vote as indicated in this example	☒

BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR.

	FOR	WITHHOLD AUTHORITY
1. ELECTION OF DIRECTORS:	☐	☐
01. CLINTON A. CLARK	☐	☐
02. KRISTIN GAMBLE	☐	☐
03. EDWARD H. MEYER	☐	☐
04. RICHARD A. SANDBERG	☐	☐
CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.		☐

Date:	, 2004

Signature
Signature (if held jointly)

Please sign exactly as your name or names appear hereon. For joint accounts each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person.
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

FOLD AND DETACH HERE

VOTE BY TELEPHONE OR INTERNET

QUICK EASY IMMEDIATE

ANNUAL MEETING OF SHAREHOLDERS OF

ETHAN ALLEN INTERIORS INC.

NOVEMBER 16, 2004

PROXY VOTING INSTRUCTIONS

VOTE BY MAIL:    Please date, sign and mail proxy card in the envelope provided as soon as possible.

VOTE BY PHONE:    You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

OPTION A:    To vote as the Board of Directors recommends on ALL Directors; Press 1.

OPTION B:    If you choose to vote on each Director separately, press 0. You will hear these instructions:

    Item 1: To vote FOR, press 1; WITHHOLD, press 9; ABSTAIN, press 0. The instructions are the same for all remaining items to be voted.

    When asked, please confirm your vote by pressing 1.

VOTE BY INTERNET:    THE WEB ADDRESS IS www.proxyvoting.com/ETH

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

IF YOU VOTE BY PHONE OR INTERNET—DO NOT MAIL THE PROXY CARD.

THANK YOU FOR VOTING.

Call Toll Free On a Touch-Telephone 1-800-868-5136 There is NO CHARGE to you for this call	CONTROL NUMBER for Telephone/Internet Voting

QuickLinks

ETHAN ALLEN INTERIORS INC. Ethan Allen Drive Danbury, Connecticut 06811
ETHAN ALLEN INTERIORS INC. Ethan Allen Drive Danbury, Connecticut 06811 NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS
PROPOSAL 1 ELECTION AND RATIFICATION OF DIRECTORS
COMPENSATION COMMITTEE
NOMINATIONS/CORPORATE GOVERNANCE COMMITTEE
EXECUTIVE COMPENSATION
Comparative Company Performance
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG ETHAN ALLEN INTERIORS INC., THE S&P 500 INDEX AND A PEER GROUP
OTHER MATTERS